Exhibit 4.25

Supplementary Agreement (II)

to

Asset Management Contract

of

Huatai Securities Asset Management Single Asset Management Plan No. 7

as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises

No. AL-HT-ZS-ZCMQ7-Supplementary II

This Agreement, dated as of May 31, 2022, is entered into in Jianye District, Nanjing, Jiangsu by and among:

(I)	Client

Company Name: Alibaba (China) Technology Co., Ltd.

Domicile: 699 Wangshang Road, Binjiang District, Hangzhou, Zhejiang

Legal Representative: DAI Shan

Contact Person: Chief Legal Officer, Legal Department

Telephone:

Email:

(II)	Manager

Name: Huatai Securities (Shanghai) Asset Management Co., Ltd.

Domicile: 21/F, 18 Dongfang Road, China (Shanghai) Pilot Free Trade Zone

Business Address: Tower E, Poly Plaza, Dongfang Road, Pudong New Area, Shanghai

Legal Representative: CUI Chun

Contact Person: TIAN Ziqian

Telephone:

Email:

(III)	Custodian

Name: China Merchants Bank Co., Ltd. Suzhou Branch

Business Address: China Merchants Bank Building, 36 Wansheng Street, Suzhou Industrial Park

Person-in-charge: CUI Jiakun

Contact Person: YU Linlin

Telephone:

Email:

Upon mutual agreement by the Manager, the Custodian and the Client, the Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises and the Supplementary Agreement (I) to Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises (collectively, the “Original Asset Management Contract”) shall hereby be amended as follows:

I.“Management Fees to the Manager” in “(II) Expense Accrual Methods, Accrual Standards and Payment Methods” in Article XIV “Expenses and Taxes of Asset Management Business” of the Original Asset Management Contract:

“Before March 24, 2022, the Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.12% of the net value of the assets under the Asset Management Plan on the preceding day.

From March 24, 2022 (inclusive), the Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.24% of the net value of the assets under the Asset Management Plan on the preceding day.”

Shall be amended as follows:

“Before March 24, 2022, the Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.12% of the net value of the assets under the Asset Management Plan on the preceding day.

From March 24, 2022 (inclusive) and before June 2, 2022, the Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.24% of the net value of the assets under the Asset Management Plan on the preceding day.

From June 2, 2022 (inclusive), the Manager shall not charge management fees for the Asset Management Plan.”

II.“Carried Interest to the Manager” in “(II) Expense Accrual Methods, Accrual Standards and Payment Methods” in Article XIV “Expenses and Taxes of Asset Management Business” of the Original Asset Management Contract:

“Under this Plan, the Manager shall not receive carried interest.”

Shall be amended as follows:

“Before June 2, 2022, under this Plan, the Manager shall not receive carried interest.

From June 2, 2022 (inclusive), the accrual date of carried interest shall be the repurchase interest payment date or transaction amount payment date of repurchase (including transaction amount payment date of partial repurchase) in the stock-pledged repurchase transaction business that this Plan invests in (i.e., under the Transaction Documents), or the termination date of this Plan, and the interval between two successive accrual dates of carried interest shall not be less than six months. The aforesaid restriction that “the interval between two successive accrual dates of carried interest shall not be less than six months” shall not apply where the Manager withdraws the carried interest in accordance with the provisions of this Contract in connection with any repurchase transaction (including partial repurchase transaction) of the stock-pledged repurchase transaction business that this Plan invests in or the termination of this Plan. On each accrual date of carried interest, 40% of the after-tax repurchase interest income in the stock-pledged repurchase transaction business (i.e., under the Transaction Documents) from the previous accrual date of carried interest to the current accrual date of carried interest (the “after-tax repurchase interest income in the stock-pledged repurchase transaction business” refers to the balance of repurchase interest income under the Transaction Documents received by this Plan, net of corresponding value-added tax, surcharges and other taxes and charges (if any) payable under the applicable tax laws and regulations, hereinafter referred to as the “After-tax Interest Income in Stock-pledged Repurchase”) shall be withdrawn as carried interest, and the specific calculation is as follows:

E = (R1–R0) × 40%

R1 is the cumulative After-tax Interest Income in Stock-pledged Repurchase as of the accrual date of carried interest, which shall be calculated from June 2, 2022.

R0 is the cumulative After-tax Interest Income in Stock-pledged Repurchase as of the previous accrual date of carried interest, which shall be calculated from June 2, 2022; for the accrued carried interest as of the first accrual date of carried interest, R0 = 0.

E is the accrued carried interest. The calculation result of E shall be rounded to two places after the decimal, and the third digit after the decimal point shall be rounded off. Any gains or losses arising therefrom shall be included in the assets of this Plan.

The Manager shall be responsible for calculating the carried interest and the Custodian will not review the same. The Manager’s calculation shall apply. The Manager shall issue a transfer instruction to the Custodian, and the Custodian shall make a one-off payment to the Manager from the assets of this Plan within five trading days after the end of the accrual date of carried interest.

The bank account designated by the Manager to receive the carried interest is as follows:

Account Name: Huatai Securities (Shanghai) Asset Management Co., Ltd.

Account Bank: Bank of China, Shanghai Bank of China Tower Sub-branch, Banking Department

Account No.:

III.The Supplementary Agreement (II) to Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises (the “Supplementary Agreement (II)”) shall become effective upon execution by the Manager, the Custodian and the Client, and together with the Original Asset Management Contract and the Instructions, shall constitute the legal documents binding the Manager, the Custodian and the Client. In the event of any discrepancy between the Supplementary Agreement (II), the Original Asset Management Contract and the Instructions, the Supplementary Agreement (II) shall prevail.

IV.The Supplementary Agreement (II) is made in triplicate, with each of the Client, the Custodian and the Manager holding one copy. All the executed copies shall have the same legal effect.

(The following page is the signature page to the Supplementary Agreement (II) to Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises (No. [AL-HT-ZS-ZCMQ7-Supplementary II]; the remainder is intentionally left blank)

Client: Alibaba (China) Technology Co., Ltd. (common seal or contract seal):

Legal Representative or Authorized Representative (signature or seal):

Date:

Manager: Huatai Securities (Shanghai) Asset Management Co., Ltd. (common seal):

Legal Representative or Authorized Representative (signature or seal):

Date:

Custodian: China Merchants Bank Co., Ltd. Suzhou Branch (common seal or contract seal):

Person-in-charge or Authorized Representative (signature or seal):

Date: May 31, 2022